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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National Media Corporation for the registration of 1,873,032 shares of its common stock, and to the incorporation by reference therein of our report dated May 12, 1995, with respect to the consolidated financial statements and schedule of National Media Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

Philadelphia, Pennsylvania                            Ernst & Young LLP
February 15, 1996